Infinity Property and Casualty Reports Improved Earnings per Share in the Second Quarter of 2015

Birmingham, Alabama – August 6, 2015 – Infinity Property and Casualty Corporation (NASDAQ: IPCC) today reported results for the three and six months ended June 30, 2015:

	Three months ended June 30,				Six months ended June 30,
(in millions, except per share amounts and ratios)	2015	2014	Change		2015	2014	Change

Gross written premium (1)	$352.5	$333.7	5.6%		$743.1	$710.9	4.5%
Revenues	$374.8	$368.0	1.8%		$741.7	$729.6	1.7%

Net earnings	$13.5	$10.7	26.5%		$24.6	$21.0	17.4%
Net earnings per diluted share	$1.18	$0.92	28.3%		$2.14	$1.81	18.2%

Operating earnings (1)	$13.4	$9.5	41.0%		$23.7	$19.4	22.6%
Operating earnings per diluted share (1)	$1.16	$0.82	41.5%		$2.06	$1.67	23.4%

Underwriting income (1)	$16.0	$10.2	56.8%		$28.2	$20.6	37.2%
Combined ratio	95.3%	96.9%	(1.6	) pts	95.8%	96.9%	(1.1	) pts

Return on equity (2)	7.7%	6.3%	1.4	pts	7.0%	6.3%	0.7	pt
Operating earnings return on equity (1) (2)	7.6%	5.6%	2.0	pts	6.8%	5.8%	1.0	pt

Book value per share					$61.49	$59.16	3.9%
Debt to total capital					28.1%	28.8%	(0.7	) pt
Debt to tangible capital (1)					30.5%	31.2%	(0.7	) pt

(1)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.

(2)	Annualized

Net earnings per diluted share increased 28.3% and 18.2%, respectively, during the second quarter and first six months of 2015 compared with the same periods of 2014 primarily as a result of an increase in favorable development on prior accident year loss and loss adjustment expense reserves recognized during the first six months of 2015.
Gross written premium grew 5.6% during the second quarter of 2015 compared with the same period of 2014. The majority of this growth came from California personal auto and countrywide Commercial Vehicle, which grew a combined 16.2% compared with the prior year. Partially offsetting premium growth in these two areas was premium decline of 38.3% for the combined states of Georgia, Nevada and Pennsylvania given our shift to renewal only business in these states.
James Gober, CEO and Chairman of Infinity, commented, “While we are pleased to see continued favorable development on prior accident year loss and LAE reserves, we have more work to do to improve our current accident year results. We are confident that the steps we have already taken and will continue to take throughout the remainder of the year will improve profitability."

2015 Earnings Guidance
The Company is affirming its operating earnings guidance of $4.00 to $4.50. The guidance reflects $12.6 million, pre-tax, of favorable development on prior accident year loss and LAE reserves recognized during the first six months of 2015, but does not include any additional development in earnings during the last six months of the year. The current guidance assumes gross written premium growth between 0.0% and 2.5%, as compared with the prior year, and an accident year combined ratio, excluding development on prior accident year loss and loss adjustment expense reserves, between 96.5% and 97.5%. The Company previously assumed gross written premium growth between (2.5)% and 2.5% and an accident year combined ratio between 95.5% and 96.5%.
Share and Debt Repurchase Program
During the second quarter of 2015, Infinity repurchased 60,300 shares at an average price, excluding commissions, of $75.56 per share. Infinity has $67.5 million of capacity left under its share and debt repurchase program, which expires December 31, 2016.
Forward-Looking Statements
This press release, notably “2015 Earnings Guidance,” contains certain “forward-looking statements” which anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this report not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.

The primary events or circumstances that could cause actual results to differ materially from what we expect include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), loss cost trends and competitive conditions in our key Focus States. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.

Conference Call
Infinity will conduct a conference call and webcast to discuss second quarter 2015 results at 11:00 a.m. (ET) today, August 6, 2015. The webcast can be accessed on the Company's Investor Relations website at http://ir.infinityauto.com. The conference call will be available by dialing 1-877-508-9611. For those unable to attend the live event, a replay of the webcast will be posted on the website shortly after the event ends.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Revenues:
Earned premium	$340.5	$333.0	$672.6	$660.7
Installment and other fee income	24.6	23.8	49.1	48.2
Net investment income	9.2	9.1	17.9	17.9
Net realized gains on investments (1)	0.2	1.8	1.4	2.5
Other income	0.3	0.1	0.7	0.3
Total revenues	374.8	368.0	741.7	729.6

Costs and Expenses:
Losses and loss adjustment expenses (2)	262.8	256.9	518.4	510.6
Commissions and other underwriting expenses	86.3	89.7	175.1	177.7
Interest expense	3.5	3.5	6.9	6.9
Corporate general and administrative expenses	2.1	2.7	4.0	4.2
Other expenses	0.5	0.0	1.4	0.3
Total costs and expenses	355.1	352.8	705.8	699.8

Earnings before income taxes	19.7	15.1	35.9	29.8
Provision for income taxes	6.2	4.5	11.3	8.8
Net Earnings	$13.5	$10.7	$24.6	$21.0

Net Earnings per Common Share:
Basic	$1.18	$0.93	$2.16	$1.84
Diluted	$1.18	$0.92	$2.14	$1.81

Average Number of Common Shares:
Basic	11.4	11.4	11.4	11.4
Diluted	11.5	11.6	11.5	11.6

Cash Dividends per Common Share	$0.43	$0.36	$0.86	$0.72
Notes:

(1) Net realized gains before impairment losses	$0.4	$1.9	$2.0	$2.5
Total other-than-temporary impairment (“OTTI”) losses	(0.2)	(0.0)	(0.6)	(0.9)
Non-credit portion in other comprehensive income	—	—	—	0.9
OTTI losses reclassified from other comprehensive income	—	(0.0)	—	(0.0)
Net impairment losses recognized in earnings	(0.2)	(0.0)	(0.6)	(0.0)
Total net realized gains on investments	$0.2	$1.8	$1.4	$2.5

(2)
Losses and loss adjustment expenses for the three and six months ended June 30, 2015, include $10.5 million and $12.6 million, respectively, of favorable development on prior accident year loss and loss adjustment expense reserves, compared with $0.2 million and $3.2 million of favorable development for the three and six months ended June 30, 2014, respectively.

Columns may not foot due to rounding.

Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

	June 30, 2015	March 31, 2015	December 31, 2014
	(unaudited)	(unaudited)
Assets:
Investments:
Fixed maturities, at fair value	$1,440.8	$1,433.0	$1,431.8
Equity securities, at fair value	94.4	94.5	94.4
Short-term investments, at fair value	4.1	1.8	0.8
Total investments	1,539.3	1,529.3	1,527.1
Cash and cash equivalents	60.5	96.4	84.5
Accrued investment income	13.5	12.0	13.0
Agents’ balances and premium receivable	541.5	530.0	483.6
Property and equipment (net of depreciation)	77.9	54.9	55.9
Prepaid reinsurance premium	5.9	5.4	4.8
Recoverable from reinsurers	14.9	14.7	14.5
Deferred policy acquisition costs	99.3	98.2	90.4
Current and deferred income taxes	24.1	13.1	20.0
Receivable for securities sold	—	3.6	4.5
Other assets	13.0	13.7	11.1
Goodwill	75.3	75.3	75.3
Total assets	$2,465.3	$2,446.7	$2,384.8

Liabilities and Shareholders’ Equity:
Liabilities:
Unpaid losses and loss adjustment expenses	$681.0	$675.8	$668.2
Unearned premium	652.9	644.4	589.3
Long-term debt	275.0	275.0	275.0
Commissions payable	18.5	19.3	18.7
Payable for securities purchased	11.1	9.4	17.2
Other liabilities	124.1	115.5	118.9
Total liabilities	1,762.7	1,739.4	1,687.2

Shareholders’ Equity:
Common stock	21.8	21.8	21.7
Additional paid-in capital	374.5	373.1	372.4
Retained earnings (1)	740.4	731.9	725.7
Accumulated other comprehensive income, net of tax	19.3	28.2	23.5
Treasury stock, at cost (2)	(453.5)	(447.6)	(445.6)
Total shareholders’ equity	702.6	707.3	697.7
Total liabilities and shareholders’ equity	$2,465.3	$2,446.7	$2,384.8

Shares outstanding	11.4	11.5	11.5
Book value per share	$61.49	$61.73	$60.75
Notes:

(1)
The change in retained earnings from March 31, 2015, is primarily a result of net income of $13.5 million less shareholder dividends of $4.9 million. The change in retained earnings from December 31, 2014, is primarily a result of net income of $24.6 million less shareholder dividends of $9.9 million.

(2)
Infinity repurchased 60,300 common shares during the second quarter of 2015 at an average per share price, excluding commissions, of $75.56. Infinity repurchased 86,100 common shares during the first six months of 2015 at an average per share price, excluding commissions, of $76.13.

Columns may not foot due to rounding.

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Three months ended June 30,
	2015	2014
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$13.5	$10.7
Adjustments:
Depreciation	2.9	2.7
Amortization	5.2	5.5
Net realized gains on investments	(0.2)	(1.8)
Loss on disposal of property and equipment	0.1	0.0
Share-based compensation expense	1.1	1.9
Excess tax benefits from share-based payment arrangements	(0.3)	(0.1)
Activity related to rabbi trust	(0.0)	0.0
Change in accrued investment income	(1.5)	(1.1)
Change in agents’ balances and premium receivable	(11.6)	(1.5)
Change in reinsurance receivables	(0.8)	(0.6)
Change in deferred policy acquisition costs	(1.2)	0.7
Change in other assets	(5.1)	(0.7)
Change in unpaid losses and loss adjustment expenses	5.3	2.3
Change in unearned premium	8.5	(2.3)
Change in other liabilities	7.9	(1.2)
Net cash provided by operating activities	23.9	14.4
Investing Activities:
Purchases of fixed maturities	(137.5)	(115.7)
Purchases of short-term investments	(2.6)	—
Purchases of property and equipment	(26.1)	(7.7)
Maturities and redemptions of fixed maturities	59.8	32.0
Maturities and redemptions of short-term investments	0.3	1.2
Proceeds from sale of fixed maturities	56.7	52.4
Proceeds from sale of equity securities	—	5.0
Net cash used in investing activities	(49.4)	(32.8)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	0.1
Excess tax benefits from share-based payment arrangements	0.3	0.1
Principal payments under capital lease obligation	(0.1)	(0.1)
Acquisition of treasury stock	(5.7)	(3.2)
Dividends paid to shareholders	(4.9)	(4.1)
Net cash used in financing activities	(10.4)	(7.3)
Net decrease in cash and cash equivalents	(36.0)	(25.8)
Cash and cash equivalents at beginning of period	96.4	84.9
Cash and cash equivalents at end of period	$60.5	$59.1

	Six months ended June 30,
	2015	2014
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$24.6	$21.0
Adjustments:
Depreciation	5.9	5.2
Amortization	11.1	11.3
Net realized gains on investments	(1.4)	(2.5)
Loss (gain) on disposal of property and equipment	0.2	(0.0)
Share-based compensation expense	1.7	1.7
Excess tax benefits from share-based payment arrangements	(0.3)	(0.2)
Activity related to rabbi trust	0.0	0.1
Change in accrued investment income	(0.5)	(0.7)
Change in agents’ balances and premium receivable	(57.9)	(43.2)
Change in reinsurance receivables	(1.5)	(1.7)
Change in deferred policy acquisition costs	(8.9)	(5.8)
Change in other assets	(3.3)	1.8
Change in unpaid losses and loss adjustment expenses	12.9	18.6
Change in unearned premium	63.7	44.7
Change in other liabilities	5.1	4.3
Net cash provided by operating activities	51.4	54.7
Investing Activities:
Purchases of fixed maturities	(287.7)	(299.2)
Purchases of equity securities	(2.0)	(2.6)
Purchases of short-term investments	(3.7)	(0.2)
Purchases of property and equipment	(28.2)	(13.0)
Maturities and redemptions of fixed maturities	106.5	73.2
Maturities and redemptions of short-term investments	0.3	2.6
Proceeds from sale of fixed maturities	152.1	117.3
Proceeds from sale of equity securities	4.5	5.0
Proceeds from sale of property and equipment	—	0.0
Net cash used in investing activities	(58.1)	(116.8)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	0.6
Excess tax benefits from share-based payment arrangements	0.3	0.2
Principal payments under capital lease obligation	(0.2)	(0.3)
Acquisition of treasury stock	(7.6)	(5.2)
Dividends paid to shareholders	(9.9)	(8.3)
Net cash used in financing activities	(17.3)	(12.9)
Net decrease in cash and cash equivalents	(24.1)	(75.1)
Cash and cash equivalents at beginning of period	84.5	134.2
Cash and cash equivalents at end of period	$60.5	$59.1

Definitions of Non-GAAP Financial and Operating Measures
Operating earnings are defined as net earnings, before realized gains and losses on investments and the cumulative effect of a change in accounting principle, after tax. Infinity reports this non-GAAP measure because realized gains and losses on investments can be volatile and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid. It is calculated by deducting losses and loss adjustment expenses and underwriting expenses from premiums earned. Infinity reports this non-GAAP measure to show profitability before inclusion of net investment income, other income, interest expense, corporate general and administrative expenses, other expenses and taxes and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Below is a schedule that reconciles operating earnings and underwriting income to net earnings:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
(in millions, except EPS)

Earned premium	$340.5	$333.0	$672.6	$660.7
Losses and loss adjustment expenses	(262.8)	(256.9)	(518.4)	(510.6)
Commissions and other underwriting expenses	(86.3)	(89.7)	(175.1)	(177.7)
Installment and other fee income	24.6	23.8	49.1	48.2

Underwriting income	16.0	10.2	28.2	20.6

Net investment income	9.2	9.1	17.9	17.9
Other income	0.3	0.1	0.7	0.3
Interest expense	(3.5)	(3.5)	(6.9)	(6.9)
Corporate general and administrative expenses	(2.1)	(2.7)	(4.0)	(4.2)
Other expenses	(0.5)	0.0	(1.4)	(0.3)

Pre-tax operating earnings	19.5	13.3	34.5	27.3

Provision for income taxes	(6.1)	(3.8)	(10.8)	(7.9)

Operating earnings, after-tax	13.4	9.5	23.7	19.4

Realized gains on investments, pre-tax	0.2	1.8	1.4	2.5
Provision for income taxes on capital gains	(0.1)	(0.6)	(0.5)	(0.9)
Realized gains on investments, net of tax	0.1	1.2	0.9	1.6

Net earnings	$13.5	$10.7	$24.6	$21.0

Operating earnings per diluted share	$1.16	$0.82	$2.06	$1.67
Realized gains on investments, net of tax	0.02	0.10	0.08	0.14
Net earnings per diluted share	$1.18	$0.92	$2.14	$1.81

Note: Columns may not foot due to rounding

Gross written premium is the amount of premium charged for policies issued during a fiscal period. Earned premium is a GAAP measure and represents the portion of gross written premium (after cessions to reinsurers) that has been recognized in income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies.
Below is a schedule that reconciles gross written premium to earned premium:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2015	2014	2015	2014

Gross written premium	$352.5	$333.7	$743.1	$710.9
Ceded reinsurance	(3.9)	(3.5)	(7.5)	(6.5)
Net written premium	348.6	330.1	735.7	704.4
Change in unearned premium	(8.1)	2.9	(63.1)	(43.7)
Earned premium	$340.5	$333.0	$672.6	$660.7
Note: Columns may not foot due to rounding
Tangible capital is defined as total capital (long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles tangible capital to total capital:

(in millions)	June 30, 2015	June 30, 2014

Tangible capital	$902.3	$880.5
Goodwill	75.3	75.3
Total capital	$977.6	$955.8
Note: Columns may not foot due to rounding

Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”

About Infinity
Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a national provider of personal automobile insurance with a concentration on nonstandard auto insurance. Its products are offered through a network of approximately 11,800 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.
Source:     Infinity Property and Casualty Corporation
3700 Colonnade Parkway
Suite 600
Birmingham, AL 35243
Contact:    Kelly Langele
Investor Relations Analyst
(205) 803-8219
kelly.langele@ipacc.com